UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2014

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2014, Hillenbrand, Inc. (the “Company”) issued $100,000,000 in 4.60% Series A Notes (the “Notes”) pursuant to the Private Shelf Agreement, dated as of December 6, 2012 (the “Shelf Agreement”), among the Company, Prudential Investment Management, Inc. (“Prudential”) and each Prudential Affiliate (as defined therein) that becomes a purchaser thereunder. The Notes mature on December 15, 2024 and bear interest at 4.60% payable semi-annually in arrears.  The proceeds of the Notes will be used to finance working capital needs and for general corporate purposes.  The Notes are unsecured and are fully and unconditionally guaranteed by certain of the Company’s domestic subsidiaries (the “Guarantors”).

Item 1.01                                           Entry into a Material Definitive Agreement.

Amendments Nos. 1 and 2 to the Shelf Agreement

On December 15, 2014, the Company and the Guarantors entered into an amendment (the “First Amendment”) to the Shelf Agreement and on December 19, 2014, the Company and the Guarantors entered into a separate amendment (the “Second Amendment” and, collectively with the First Amendment, the “Prudential Amendments”) to the Shelf Agreement. The Prudential Amendments, among other things, amend a financial covenant contained in the Shelf Agreement to provide the Company greater flexibility to consummate acquisitions. The financial covenant amendment allows for an increase in the Company’s permitted maximum leverage ratio in connection with acquisitions in excess of $75,000,000 up to two times during the term of the Shelf Agreement (each, a “Leverage Holiday”).

Amendment No. 2 to Credit Agreement

On December 19, 2014, the Company entered into a Second Amendment (the “JPM Amendment”) to the Amended and Restated Credit Agreement, dated as of November 19, 2012 (as amended, the “Credit Agreement”), among the Company, the subsidiary borrowers, the subsidiary guarantors, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent. The JPM Amendment extends the maturity date of the Credit Agreement to December 19, 2019 and, among other amendments, amends the Credit Agreement to provide for Leverage Holidays.

The foregoing descriptions of the Prudential Amendments and the JPM Amendment are qualified in their entirety by reference to the full text of Amendment No. 1 to Private Shelf Agreement, Amendment No. 2 to Private Shelf Agreement and Amendment No. 2 to Amended and Restated Credit Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.1

Amendment No. 1 to Private Shelf Agreement, dated December 15, 2014, by and among Hillenbrand, Inc., Prudential Investment Management, Inc. and each Prudential Affiliate (as therein defined) that has become or becomes bound thereby.

10.2

Amendment No. 2 to Private Shelf Agreement, dated December 19, 2014, by and among Hillenbrand, Inc., Prudential Investment Management, Inc. and each Prudential Affiliate (as therein defined) that has become or becomes bound thereby.

10.3

Amendment No. 2 to Amended and Restated Credit Agreement, dated December 19, 2014, by and among Hillenbrand, Inc., the subsidiary borrowers named therein, the subsidiary guarantors named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: December 19, 2014

	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel & Secretary